Exhibit 99.1

Dex One Delivers Solid First Quarter Financial Results

Reports Strong Digital Bookings Growth of 32 Percent; Completes Loan and Bond Repurchases; Affirms Full Year Guidance

CARY, N.C.--(BUSINESS WIRE)--April 26, 2012--Dex One Corporation (NYSE: DEXO) today announced first quarter 2012 results, reflecting rapid digital bookings growth and a stronger balance sheet. The company achieved its first quarter ad sales guidance and affirmed its full year 2012 guidance.

Dex One CEO Alfred Mockett said, “First quarter ad sales were consistent with guidance and reflect continued weakness with our print offering, particularly in large markets. We expect sales trends to improve in the subsequent quarters of 2012 as reflected by our second quarter ad sales guidance. Looking ahead, our mobile and online marketing solutions should continue to post solid gains, generating digital bookings growth in excess of 30 percent.

“During the first quarter we made progress on each of our 2012 priorities. Digital bookings growth in the first quarter was 32%, while our bundles provided customers with an easy way to purchase a powerful combination of local marketing services. Bundles remain on track to account for half of bookings by year-end.”

Greg Freiberg, Dex One CFO, added, “In the first four months of 2012, we expect to retire $425 million of debt. While we continue to reduce expenses, we will look for additional opportunities to strengthen the balance sheet.”

FIRST QUARTER 2012 PERFORMANCE

(dollars in millions)
Metric	1Q 2012

Year over year change in bookings
Total	(13%)
Digital	32%
Print	(21%)

Year over year change in advertising sales	(16%)

Net revenue	$344
Adjusted EBITDA(1)	$150
Adjusted EBITDA margin(1)	44%
Free cash flow(1)	$73
Adjusted net debt(1)	$2,182

Net income, cash flow from operations and total debt (including fair value discount) in the first quarter were $58 million, $78 million and $2,244 million, respectively.

2012 GUIDANCE

The company also announced second quarter ad sales and full year adjusted net debt guidance as well as affirming its existing full year financial guidance for net revenue, adjusted EBITDA and free cash flow.

(dollars in millions)

Metric	Guidance(2)
Second Quarter
Year over year change in net ad sales	(13%) – (14%)

Full Year
Net revenue	$1,225 to $1,300
Adjusted EBITDA(1)	$500 to $575
Free cash flow(1)	$300 to $375

The outlook for 2012 operating income (midpoint) and cash flow from operations (midpoint) are $120 million and $360 million, respectively.

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed. All figures are preliminary and subject to change pending the filing of our Quarterly Report on Form 10-Q.

Advertising sales is a non-GAAP statistical measure and consist of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.

The year over year change in ad sales is calculated by dividing the difference between ad sales in the current period and adjusted ad sales in the prior year divided by adjusted ad sales in the prior year. Adjustments might be made to prior year’s ad sales in an attempt to create a same store sales metric.

Bookings is another non-GAAP statistical measure that represents sales activity associated with our print directories and Internet-based marketing solutions during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period.

The year over year change in bookings is calculated by dividing the difference between bookings in the current period and bookings generated in the prior year divided by bookings generated in the prior year.

It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

FIRST QUARTER INVESTOR CONFERENCE CALL

Dex One Corporation will be hosting a conference call to discuss its first quarter 2012 results today at 8:30 a.m. (ET). Individuals within the United States can access the call by dialing 800-988-9740 – others should dial 517-308-9344. The pass code for the call is “Dex One”. In order to ensure a prompt start time, please dial into the call by 8:20 a.m. (ET).

In addition, a live Web cast will be available at www.DexOne.com and an archived version will be accessible for up to one year. A replay of the conference call can also be accessed from within the United States by dialing 800-685-7910 and internationally by dialing 402-998-0962. There is no pass code for the telephonic replay, which will be available through May 10.

Endnotes

1) These are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures in the schedules and related footnotes at the end of this press release.

2) Full year guidance for net revenue, adjusted EBITDA and free cash flow originally provided on March 1, 2012.

ABOUT DEX ONE CORPORATION

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions provider helping local businesses and their customers connect wherever and whenever they choose to search. Building on its heritage of delivering print-based solutions, the company provides integrated products and services to help its clients establish their digital presence and generate leads. Dex One’s locally based marketing experts offer a broad network of local marketing solutions including online, mobile and print search solutions, such as DexKnows.com. For more information, visit www.DexOne.com.

SAFE HARBOR PROVISION

Certain statements contained in this press release regarding Dex One Corporation’s future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One Corporation’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One Corporation’s business or financial results. Such risks and other factors, which in some instances are beyond Dex One Corporation’s control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging digital technologies; ongoing weak economic conditions and continued decline in advertising sales; our ability to collect trade receivables from customers to whom we extend credit; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in the company’s and the company’s subsidiaries credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; our ability to maintain agreements with CenturyLink, AT&T and other major Internet search and local media companies; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 to be filed with the SEC may contain updates to the information included in this release.

(See attached schedules and related footnotes)

DEX ONE CORPORATION		Schedule 1
INDEX OF SCHEDULES

	Schedule 1:	Index of Schedules

	Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2012 and 2011

	Schedule 3:	Unaudited Condensed Consolidated Balance Sheets at March 31, 2012 and December 31, 2011

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	Schedule 4:	Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2012 and 2011

	Schedule 5:	Reconciliation of Non-GAAP Measures

	Schedule 6:	Statistical Measures - Advertising Sales and Bookings

	Schedule 7:	Notes to Unaudited Condensed Consolidated Financial Statements
and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS		Schedule 2

Amounts in millions, except earnings per share

	Three Months Ended
	March 31,
	2012	2011
Net revenue (1)	$344.4	$391.2
Expenses	196.0	217.2
Depreciation and amortization (2)	103.7	54.1
Operating income	44.7	119.9
Gain on Debt Repurchases, net (3)	68.8	-
Gain on sale of assets, net (4)	-	13.4
Interest expense, net	(57.1)	(57.7)
Income before income taxes	56.4	75.6
Tax (provision) benefit	1.2	(20.2)
Net income	$57.6	$55.4

Earnings per share (EPS):
Basic	$1.15	$1.11
Diluted	$1.15	$1.11
Shares used in computing EPS:
Basic	50.3	50.0
Diluted	50.3	50.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION		Schedule 3
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions
	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$115.2	$257.9
Accounts receivable, net	549.1	605.7
Deferred directory costs	120.0	130.8
Short term deferred income taxes, net	68.9	67.8
Other current assets	43.5	51.4
Total current assets	896.7	1,113.6

Fixed assets and computer software, net	140.3	151.5
Intangible assets, net (2)	2,094.7	2,182.1
Other non-current assets	15.0	13.0
Total Assets	$3,146.7	$3,460.2

Liabilities and Shareholders' Equity (Deficit)
Accounts payable and accrued liabilities	$89.9	$126.2
Accrued interest	26.1	29.2
Deferred directory revenue	588.3	644.1
Current portion of long-term debt (5)	223.3	326.3
Total current liabilities	927.6	1,125.8

Long-term debt (5)	2,020.7	2,184.1
Deferred income taxes, net	73.9	75.5
Other non-current liabilities	75.6	84.7
Total liabilities	3,097.8	3,470.1

Shareholders’ equity (deficit)	48.9	(9.9)

Total Liabilities and Shareholders' Equity (Deficit)	$3,146.7	$3,460.2

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS		Schedule 4

Amounts in millions
	Three Months Ended
	March 31,
	2012	2011
Net cash provided by operating activities	$78.1	$109.5

Investment activities:
Additions to fixed assets and computer software	(5.0)	(4.9)
Proceeds from sale of assets	-	15.4
Net cash (used in) provided by investing activities	(5.0)	10.5

Financing activities:
Credit facilities repayments	(213.7)	(94.9)
Debt issuance costs and other financing items, net	(2.0)	0.3
Decrease in checks not yet presented for payment	(0.1)	(16.7)

Net cash used in financing activities	(215.8)	(111.3)

Increase (decrease) in cash and cash equivalents	(142.7)	8.7
Cash and cash equivalents, beginning of period	257.9	127.9
Cash and cash equivalents, end of period	$115.2	$136.6

Non-cash financing activities:
Reduction of debt from Debt Repurchases (3)	$(72.6)	$-

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES		Schedule 5a

(unaudited)

EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net income prepared in conformity with GAAP. In addition, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Adjusted EBITDA for the three months ended March 31, 2012 is determined by adjusting EBITDA for (i) gain on Debt Repurchases, net and (ii) stock-based compensation expense and long-term incentive program. Adjusted EBITDA for the three months ended March 31, 2011 is determined by adjusting EBITDA for (i) gain on sale of assets, net and (ii) stock-based compensation expense and long-term incentive program.

Amounts in millions

	Three Months Ended
	March 31,
Reconciliation of net income - GAAP to EBITDA and Adjusted EBITDA	2012	2011

Net income - GAAP	$57.6	$55.4
Plus (less): tax provision (benefit)	(1.2)	20.2
Plus: interest expense, net	57.1	57.7
Plus: depreciation and amortization	103.7	54.1
EBITDA	$217.2	$187.4

Less: Gain on Debt Repurchases, net (3)	(68.8)	-

Less: Gain on sale of assets, net (4)	-	(13.4)

Plus: Stock-based compensation expense and long-term incentive program	1.4	1.4

Adjusted EBITDA	$149.8	$175.4

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)		Schedule 5b
(unaudited)

Free cash flow is not a measurement of operating performance computed in accordance with GAAP and should not be considered as a substitute for cash flow from operations prepared in conformity with GAAP. In addition, Free cash flow may not be comparable to a similarly titled measure of other companies. Management believes that this cash flow measure provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations.

Amounts in millions

	Three Months Ended
	March 31,
Reconciliation of cash flow from operations - GAAP to free cash flow	2012	2011

Cash flow from operations - GAAP	$78.1	$109.5
Less: Additions to fixed assets and computer software - GAAP	(5.0)	(4.9)
Free cash flow	$73.1	$104.6

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (5) (6)	March 31, 2012	December 31, 2011
Debt - GAAP	$2,244.0	$2,510.4
Less: Cash and cash equivalents	(115.2)	(257.9)
Net debt	2,128.8	2,252.5
Fair value discount	53.7	63.2
Net debt - eliminating fair value discount	$2,182.5	$2,315.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)	Schedule 5c
(unaudited)

Amounts in millions

Full Year 2012
Reconciliation of adjusted EBITDA outlook to operating income - GAAP outlook	Outlook

Adjusted EBITDA outlook	$540
Less: depreciation and amortization	(410)
Adjusted operating income outlook	130
Less: Stock-based compensation expense and long-term incentive program	(10)
Operating income - GAAP outlook	$120

Full Year 2012
Reconciliation of adjusted free cash flow outlook to cash flow from operations outlook - GAAP	Outlook

Adjusted free cash flow outlook	$340
Plus: Additions to fixed assets and computer software	20
Cash flow from operations outlook - GAAP	$360

DEX ONE CORPORATION
STATISTICAL MEASURES
CALCULATION OF ADVERTISING SALES AND BOOKINGS PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS				Schedule 6
(unaudited)

Amounts in millions, except percentages
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Advertising Sales (7)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Advertising Sales	$296	387	269	369

Net advertising sales percentage change over prior year periods	(16%)	(13%)	(14%)	(15%)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Bookings (7)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Gross Bookings:

Gross print bookings	$237	$253	$257	$271

Gross digital bookings	67	60	57	45

Total Gross Bookings	$304	$313	$314	$316

Gross bookings percentage change over prior year periods:

Gross print bookings percentage change	(21%)	(18%)	(22%)	(21%)

Gross digital bookings percentage change	32%	34%	29%	7%

Total gross bookings percentage change over prior year periods	(13%)	(11%)	(16%)	(18%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION	Schedule 7
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)

Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories we publish. Advertising revenues also include revenues from our Internet-based marketing solutions including online directories, such as DexKnows.com and DexNet. Advertising revenues are affected by several factors, including changes in the quantity and size of advertisements, acquisition of new clients, renewal rates of existing clients, premium advertisements sold, changes in advertisement pricing, the introduction of new marketing solutions, an increase in competition and more fragmentation in the local business search market and general economic factors. Revenues with respect to print advertising and Internet-based marketing solutions that are sold with print advertising are recognized under the deferral and amortization method whereby revenues are initially deferred when a directory is published, net of sales claims and allowances, and recognized ratably over the directory’s life, which is typically 12 months. Revenues with respect to Internet-based marketing solutions that are sold standalone, such as DexNet, are recognized ratably over the life of the contract commencing when they are first delivered or fulfilled. Revenues with respect to our marketing solutions that are performance-based are recognized as the service is delivered or fulfilled.

(2)	The Company evaluated the remaining useful lives of definite-lived intangible assets and other long-lived assets during the three months ended March 31, 2012. Based on our evaluation, we reduced the estimated useful lives of our directory services agreements, local and national customer relationships and tradenames and trademarks to a combined weighted average useful life of 9 years. As a result of reducing the estimated useful lives of these intangible assets, the Company expects an increase in amortization expense of $161.6 million and total amortization expense of $349.4 million for 2012.

(3)	On March 23, 2012, we utilized cash on hand of $69.5 million to repurchase loans under our credit facilities of $142.1 million ("Debt Repurchases"). The Debt Repurchases have been accounted for as an extinguishment of debt resulting in a non-cash, pre-tax gain of $68.8 million during the three months ended March 31, 2012, consisting of the difference between the par value and purchase price of the credit facilities, offset by accelerated amortization of fair value adjustments to our credit facilities that were recognized in conjunction with our adoption of fresh start accounting of $2.0 million and fees associated with the Debt Repurchases of $1.8 million.

(4)	On February 14, 2011, we completed the sale of substantially all net assets of Business.com. As a result, we recognized a gain on sale of these assets of $13.4 million during the three months ended March 31, 2011.

(5)	In conjunction with our adoption of fresh start accounting, an adjustment was established to record our outstanding debt at fair value on the Fresh Start Reporting Date. The Company was required to record our credit facilities at a discount as a result of their fair value on the Fresh Start Reporting Date. Therefore, the carrying amount of these debt obligations is lower than the principal amount due at maturity. This fair value adjustment is amortized as an increase to interest expense over the remaining term of the respective debt agreements and does not impact future scheduled interest or principal payments. The unamortized fair value adjustment resulting from fresh start accounting was $53.7 million at March 31, 2012.

(6)	Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – eliminating fair value discount eliminates the fair value discount as a result of fresh start accounting described in Note 5 and represents principal amounts due at maturity.

(7)	Advertising sales is a non-GAAP statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based marketing solutions with respect to which such advertising first appeared publicly during the period. In order to calculate a percentage change over prior periods, adjustments may have been made to the prior year’s advertising sales in an attempt to create a same store sales metric.
Bookings is also a non-GAAP statistical measure and represents sales activity associated with our print directories and Internet-based marketing solutions during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period. It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

CONTACT:
Dex One Corporation
Media Contact:
Chris Hardman, 303-784-1351
chris.hardman@dexone.com
or
Investor Contact:
Jamie Andelman, 800-497-6329
invest@dexone.com